As Filed with the Securities and Exchange Commission on May 17, 2011
Registration Number 0-20101

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED

Lapolla Industries, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-3545304
(State of Incorporation)	(I.R.S. Employer Identification No.)

15402 Vantage Parkway East, Suite 322
Houston, Texas	77032
(Address of Principal Executive Offices)	(Zip Code)

(281) 219-4700
(Registrant’s Telephone Number)

EQUITY INCENTIVE PLAN
(Full Title of the Plan)

Alfred V. Greco, Esquire
Alfred V. Greco, PLLC
199 Main Street, 7th Floor, White Plains, New York  10601
Phone: (914) 682-3030  Fax: (914) 682-3035
(Name, address, and telephone number of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (a)	Proposed Maximum Aggregate Price Per Share	Amount of Registration Fee
Common Stock, PV $.01 per share, issuable upon Exercise of Stock Options or Vesting of Stock Bonus Awards	10,000,000 Shares	$2.00	$20,000,000	$5,280.00
(a) Estimated Solely for Purposes of Computing Filing Fee

PART I.  INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.  Plan Information.

The information required by Part I is included in documents to be sent or given to the participants.  See also Exhibit Index on page 6.

Item 2.  Registration Information and Employee Plan Annual Information.

Upon written or oral request, Lapolla Industries, Inc., a Delaware corporation (the “registrant”) will provide, without charge, a copy of all documents incorporated by reference in Item 3 of Part II of this registration statement, which are incorporated by reference in the Section 10(a) prospectus, and all other documents required to be delivered to employees pursuant to Rule 428(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). All requests should be made to Lapolla Industries, Inc., attn:  Michael T. Adams, Corporate Secretary, 15402 Vantage Parkway East, Suite 322, Houston, Texas  77032, telephone number (281) 219-4700.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents, which are on file with the Securities and Exchange Commission (the “Commission”), are incorporated in this registration statement by reference:

(a)              The registrant’s latest annual report on Form 10-K.
(b)              All other reports filed by the registrant pursuant to sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the year covered by the Form 10-K referred to in (a) above.
(c)               Not Applicable.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

The registrant is authorized to issue shares of common stock, par value $.01, pursuant to its Restated Certificate of Incorporation, as amended from time to time (the “Common Stock”). All such shares are of one class, which shares of Common Stock have full voting and dividend rights (subject to such preferential dividend rights as may be applicable to shares of Preferred Stock) but without cumulative voting rights or any pre-emptive rights.

Item 5.  Interests of Named Experts and Counsel.

Not Applicable

Item 6.  Indemnification of Directors and Officers.

The registrant’s Restated Certificate of Incorporation, as amended from time to time, generally provides for the maximum indemnification of a corporation’s officers and directors as permitted by law in the State of Delaware.  Delaware law empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except in the case of an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise.  Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceedings, had no reasonable cause to believe his or her conduct was unlawful.

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses, including amounts paid in settlement and attorney’s fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation.  Indemnification may not be made for any claim issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for which expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he or she must be indemnified by the corporation against expenses, including attorney’s fees, actually and reasonably incurred by him or her in connection with the defense.  Any indemnification, unless ordered by a court or advanced hereunder, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) by the stockholders; (b) by the board of directors by majority vote or a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

The restated certificate of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation.  The provisions hereunder do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

The indemnification and advancement of expenses authorized in or ordered by a court: (a) does not exclude any other rights to which a person seeking indemnification or advancement or expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or an action in another capacity while holding his or her office, except that indemnification, unless ordered by a court or for the advancement of any director or officer if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and (b) continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Item 7.  Exemption From Registration Claimed.

Not Applicable

Item 8.  Exhibits.

The exhibits to this registration statement are listed in the Exhibit Index contained on page 6.

Item 9.  Undertakings.

(a)              The undersigned registrant hereby undertakes:

(1)              To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)              To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)              To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)              To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)              That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)              To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)              The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)              Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas.

Date:	May 16, 2011	LAPOLLA INDUSTRIES, INC.

		By:	/s/ Douglas J. Kramer, CEO
Douglas J. Kramer
CEO and President

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Date:	May 16, 2011	LAPOLLA INDUSTRIES, INC.

		By:	/s/ Richard J. Kurtz, Director
Richard J. Kurtz
Chairman of the Board

Date:	May 16, 2011	LAPOLLA INDUSTRIES, INC.

		By:	/s/ Jay C. Nadel, Director
Jay C. Nadel
Vice Chairman of the Board

Date:	May 16, 2011	LAPOLLA INDUSTRIES, INC.

		By:	/s/ Arthur J. Gregg, Director
Arthur J. Gregg
Director

Date:	May 17, 2011	LAPOLLA INDUSTRIES, INC.

		By:	/s/ Augustus J. Larson, Director
Augustus J. Larson
Director

Date:	May 16, 2011	LAPOLLA INDUSTRIES, INC.

		By:	/s/ Howard L. Brown, Director
Howard L. Brown
Director

Date:	May 16, 2011	LAPOLLA INDUSTRIES, INC.

		By:	/s/ Douglas J. Kramer, Director
Douglas J. Kramer
Director

Date:	May 16, 2011	LAPOLLA INDUSTRIES, INC.

		By:	/s/ Michael T. Adams, Director
Michael T. Adams
Director

The Plan. Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas.

EQUITY INCENTIVE PLAN
                (Plan)

Date:	May 16, 2011	LAPOLLA INDUSTRIES, INC.

		By:	/s/ Arthur J. Gregg, Chairperson
Arthur J. Gregg
Chairperson of Compensation Committee

Date:	May 17, 2011	LAPOLLA INDUSTRIES, INC.

		By:	/s/ Augustus J. Larson, Member
Augustus J. Larson
Member of Compensation Committee

Date:	May 16, 2011	LAPOLLA INDUSTRIES, INC.

		By:	/s/ Howard L. Brown, Member
Howard L. Brown
Member of Compensation Committee

Date:	May 16, 2011	LAPOLLA INDUSTRIES, INC.

		By:	/s/ Michael T. Adams, Secretary
Michael T. Adams
Corporate Secretary

EXHIBIT INDEX

Exhibit		Page in Sequential Number System .

(1)	Not Applicable
(2)	Not Applicable
(3)	Not Applicable
(4)	Instruments defining the rights of security holders, including indentures.
	(i) Excerpts of Restated Certificate of Incorporation, as amended	7
	(ii) Excerpts of Bylaws, as amended	8
(5)	Opinion on legality
	(i) Consent and Opinion of Alfred V. Greco, PLLC	9
(6)	Not Applicable
(7)	Not Applicable
(8)	Not Applicable
(9)	Not Applicable
(10)	Not Applicable
(11)	Not Applicable
(12)	Not Applicable
(13)	Not Applicable
(14)	Not Applicable
(15)	Not Applicable
(16)	Not Applicable
(17)	Not Applicable
(18)	Not Applicable
(19)	Not Applicable
(20)	Not Applicable
(21)	Not Applicable
(22)	Not Applicable
(23)	Consent of experts and counsel
	(i) Consent of Hein & Associates, LLP	10
	(ii) Consent of Alfred V. Greco, PLLC (included in (5)(i) above)	9
(24)	Not Applicable
(25)	Not Applicable
(26)	Not Applicable
(27-30)	Not Applicable
(31)	Not Applicable
(32)	Not Applicable
(33)	Not Applicable
(34)	Not Applicable
(35)	Not Applicable
(36-98)	Not Applicable
(99)	Equity Incentive Plan, as amended	11-20